Exhibit 31.4

CERTIFICATION

I, J. Marshall Dodson, certify that:

1. I have reviewed this annual report on Form 10-K/A of Key Energy Services, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ J. Marshall Dodson
Name:	J. Marshall Dodson
Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Date: April 20, 2016